                                                                     EXHIBIT 4.7

                          AMENDMENT NO. 1 AND CONSENT

                                       TO

                          SECOND AMENDED AND RESTATED
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

         This Amendment No. 1 and Consent (the "Amendment"), dated as of October 9, 1998, is among NATIONSRENT, INC., a Delaware corporation (the "Parent"), and its Subsidiaries (collectively with the Parent, the "Borrowers"), BANKBOSTON, N.A. ("BankBoston"), LASALLE NATIONAL BANK, THE FIFTH THIRD BANK OF COLUMBUS, NATIONSBANK, N.A., FLEET BANK, N.A., HUNTINGTON NATIONAL BANK, COMERICA BANK, NATIONAL CITY BANK, DEUTSCHE BANK AG, NEW YORK AND/OR CAYMAN ISLANDS BRANCHES, FIRST UNION NATIONAL BANK, US TRUST and BANKERS TRUST COMPANY (collectively, the "Lenders"), BANKBOSTON, N.A., as administrative agent for the Lenders (the "Administrative Agent"), LASALLE NATIONAL BANK, as documentation agent for the Lenders (the "Documentation Agent") and NATIONSBANK, N.A. and FLEET BANK, N.A. as co-agents for the Lenders. Capitalized terms used herein unless otherwise defined herein shall have the respective meanings set forth in the Credit Agreement (as hereinafter defined).

         WHEREAS, the Borrowers, the Lenders, the Documentation Agent, the Co-Agents and the Administrative Agent are parties to that certain Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of September 24, 1998 (as amended, restated, modified or supplemented and in effect from time to time, the "Credit Agreement"); and

         WHEREAS, the Borrowers have requested that the Majority Lenders agree, and the Majority Lenders have agreed, on the terms and subject to the conditions set forth herein, to make certain changes to the pricing provisions under the Credit Agreement and to permit reallocations of the dollar amounts of the Commitments and the Term Loan;

         NOW, THEREFORE, in consideration of the foregoing premises, the parties hereby agree as follows:

         Section 1.      AMENDMENT TO LOAN DOCUMENTs.

                  Section 1.1. THE CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:

         (a) The definition of "Pricing Table" set forth in Section 1.1 of the Credit Agreement is amended by deleting the table contained in such definition and substituting in place thereof the following table:


---------- -------------------------- ------------- ------------- -------------- ---------------- --------------
                                       APPLICABLE    APPLICABLE    APPLICABLE      APPLICABLE      APPLICABLE
  LEVEL          PRICING RATIO         EURODOLLAR    BASE RATE     L/C MARGIN    COMMITMENT RATE   EURODOLLAR
                                        REVOLVER       MARGIN      (PER ANNUM)     (PER ANNUM)      TERM LOAN
                                         MARGIN     (PER ANNUM)                                      MARGIN
                                      (PER ANNUM)                                                  (PER ANNUM)
---------- -------------------------- ------------- ------------- -------------- ---------------- --------------
    1          Less than 2.75:1          2.00%         0.00%          2.00%          0.375%           3.00%
---------- -------------------------- ------------- ------------- -------------- ---------------- --------------
    2      Greater than or equal to      2.25%         0.00%          2.25%          0.375%           3.00%
             2.75:1 but less than
                    3.25:1
---------- -------------------------- ------------- ------------- -------------- ---------------- --------------
    3      Greater than or equal to      2.50%         0.25%          2.50%          0.375%           3.25%
             3.25:1 but less than
                    4.25:1
---------- -------------------------- ------------- ------------- -------------- ---------------- --------------
    4      Greater than or equal to      2.75%         0.50%          2.75%          0.500%           3.25%
                    4.25:1
---------- -------------------------- ------------- ------------- -------------- ---------------- --------------

         (b) The text, "(except with respect to payments made in accordance with Section 8.11)" is inserted immediately after the phrase "Revolving Credit Maturity Date" in the definition of "Subordinated Debt".

         (c) The text, "except with respect to Subordinated Debt that is repaid in accordance with Section 8.11" is inserted immediately after the word "Lenders" in Section 8.1(e).

         (d) The text ", except in accordance with Section 8.11," is inserted immediately after the text "amended and prepaid" appearing in Section 8.1(e) of the Credit Agreement.

         (e) The text ", except in accordance with Section 8.11," is inserted immediately after the text "prepay, redeem or repurchase any of the Subordinated Debt" appearing in the first sentence of Section 8.11 of the Credit Agreement.

         (f) The following sentence is added to the end of Section 8.11 of the Credit Agreement:

         "Subordinated Debt (other than Subordinated Debt Offering) may be repaid prior to the scheduled maturity date thereof from the proceeds of (i) an offer and sale of shares of common stock of the Parent or
         (ii) a Subordinated Debt Offering, provided that prior to such payments the Borrowers shall deliver to the Administrative Agent and Lenders a Compliance Certificate demonstrating that on a pro forma basis after giving effect to the proposed payment and any borrowings needed to make such payment AND any other Indebtedness incurred since the most recent Compliance Certificate delivered to the Administrative Agent, assuming such payment and borrowing had been completed as of the last day of the fiscal quarter immediately prior to such payment, the Borrowers are and shall continue to be in compliance with all of the covenants in Section 9 hereof as of such date of delivery of such Compliance Certificate."


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         (g) The text "total net property plant and equipment" in Section 7.19 is hereby deleted and replaced with the text "net rental equipment".

         (h) All references to "The J. Kelly Company" in any Loan Document shall be deemed to be references to "The J. Kelly Co., Inc.".

         (i) SCHEDULE 2 to the Credit Agreement is hereby deleted and replaced in its entirety with SCHEDULE 2 attached hereto.

         Section 1.2 JOINDER DOCUMENTS. In the supplement to the stock pledge agreement dated as of June 5, 1998 wherein NationsRent, Inc. pledges the stock of Raymond Equipment Co., all references to "Action Rental" shall be deemed to be references to "Jobs".

         Section 2. CONSENT TO REALLOCATIONS. The Borrowers and the Administrative Agent have advised the Lenders that in order to syndicate the Term Loan, the Administrative Agent may need to reallocate the aggregate dollar amounts of the Commitments and the Term Loan and have requested that the Lenders permit the Administrative Agent, in its discretion, to make such reallocations as the Administrative Agent may determine. Each of the Lenders and the Borrowers hereby agrees that the Administrative Agent may reallocate the dollar amount of the Commitments and the Term Loan in any manner that the Administrative Agent so determines PROVIDED that (i) the aggregate dollar amount of the sum of the Commitments and the Term Loan shall not be less than $435,000,000 (less any permanent prepayments or scheduled principal payments that the Borrowers may have made prior to the effectiveness of any reallocation), (ii) the aggregate dollar amount of the Commitments shall not be less than $260,000,000, (iii) no Lender's Commitment or portion of such Lender's Term Loan shall be changed without the prior written consent of such Lender and (iv) prior to giving effect to any such reallocation, the Administrative Agent shall have provided written notice to the Lenders and the Borrowers of such reallocation. Each of the Lenders and the Borrowers further agrees that the Administrative Agent may make such conforming changes to the Credit Agreement as the Administrative Agent may determine are necessary to accomplish the reallocations authorized herein, including, without limitation, revisions to SCHEDULE 1 to the Credit Agreement provided that prior to giving effect to any such changes, the Administrative Agent shall have provided written notice to the Lenders and the Borrowers of such changes. If requested by the Administrative Agent, the Borrowers agree to issue new Notes, and the Lenders agree to return any old Notes that are replaced by such new Notes, as applicable in connection with any such reallocations.

         Section 3. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Amendment shall be conditioned upon the satisfaction of the following conditions precedent:

         Section 3.1. DELIVERY OF DOCUMENTS. The Borrowers and the Majority Lenders shall have delivered to the Administrative Agent, contemporaneously with the execution hereof, this Amendment signed by each Borrower and the Majority Lenders.


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


         Section 3.2. LEGALITY OF TRANSACTION. No change in applicable law shall have occurred as a consequence of which it shall have become and continue to be unlawful on the date this Amendment is to become effective (a) for the Administrative Agent or any Lender to perform any of its obligations under any of the Loan Documents or (b) for any Borrower to perform any of its agreements or obligations under any of the Loan Documents.

         Section 3.3. PERFORMANCE. The Borrowers shall have duly and properly performed, complied with all terms and conditions contained in the Loan Documents required to be performed or complied with by it on or prior to the date this Amendment is to become effective, except with respect to certain legal opinions to be delivered in connection with the Credit Agreement and the termination of certain UCC-1 financing statements, all of which shall be delivered to the Administrative Agent pursuant to the terms of a post-closing agreement dated as of September 24, 1998. No event shall have occurred on or prior to the date this Amendment is to become effective and be continuing, and no condition shall exist on the date this Amendment is to become effective which constitutes a Default or Event of Default under any of the Loan Documents, in each case after giving effect to this Amendment.

         Section 3.4. PROCEEDINGS AND DOCUMENTS. All corporate, governmental and other proceedings in connection with the transactions contemplated by this Amendment and all instruments and documents incidental thereto shall be in the form and substance reasonably satisfactory to the Administrative Agent and its counsel and the Administrative Agent and such counsel shall have received all such counterpart originals or certified or other copies of all such instruments and documents as the Administrative Agent or any Lender shall have reasonably requested.

         Section 4. REPRESENTATIONS AND WARRANTIES. Each Borrower hereby represents and warrants to the Lenders as follows:

         (a) The representations and warranties of such Borrower contained in the Credit Agreement, as amended hereby, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement were true when made and continue to be true on the date hereof, except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse, or to the extent that such representations and warranties related solely and expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing;

         (b) The execution, delivery and performance by the Borrower of this Amendment and the consummation of the transactions contemplated hereby: (i) are within the corporate powers of such Borrower; (ii) have been duly authorized by all necessary corporate proceedings on the part of such Borrower; (iii) do not require any approval, consent of, or filing with, any governmental agency or authority, or any other person, association or entity, which bears on the validity of this Amendment and which


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is required by law or the regulation or rule of any agency or authority, or other person, association or entity, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to such Borrower, (iv) do not conflict with any provision of the corporate charter or bylaws of such Borrower, and (v) do not conflict with any provision of any agreement or other instrument binding upon such Borrower in a manner which is reasonably likely to have a materially adverse effect on the Borrowers taken as a whole; and

         (c) This Amendment, the Credit Agreement as amended hereby, and the other Loan Documents constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, provided that (i) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors, and (ii) enforcement may be subject to general principles of equity, and the availability of the remedies of specific performance and injunctive relief may be subject to the discretion of the court before which any proceeding for such remedies may be brought.

         Section 5. NO OTHER AMENDMENTS. Except as expressly provided in this Amendment, all of the terms and conditions of the Credit Agreement, the Notes and the other Loan Documents shall remain in full force and effect.

         Section 6. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

         Section 7. EFFECTIVE DATE. Subject to the satisfaction of the conditions precedent set forth in ss.3 hereof, this Amendment shall be deemed to be effective as of the date hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



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         IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first above written.

                                    THE BORROWERS:

                                    NATIONSRENT, INC.
                                    NATIONSRENT OF ALABAMA, INC.
                                    NATIONSRENT OF FLORIDA, INC.
                                    NATIONSRENT OF GEORGIA, INC.
                                    NATIONSRENT OF INDIANA, INC.
                                    NATIONSRENT OF KENTUCKY, INC.
                                    NATIONSRENT OF LOUISIANA, INC.
                                    NATIONSRENT OF MICHIGAN, INC.
                                    NATIONSRENT OF OHIO, INC.
                                    NATIONSRENT OF TENNESSEE, INC.
                                    NATIONSRENT OF TEXAS, INC.
                                    NATIONSRENT OF WEST VIRGINIA, INC.
                                    A-ACTION RENTAL, INC.
                                    A TO Z RENTS IT, INC.
                                    A TO Z RENTS IT, INC. #2
                                    THE BODE-FINN COMPANY
                                    CENTRAL ALABAMA RENTAL
                                       CENTER, INC.
                                    GABRIEL TRAILER
                                       MANUFACTURING COMPANY, INC.
                                    GOLD COAST AERIAL LIFT, INC.
                                    HIGH REACH COMPANY, INC.
                                    THE J. KELLY CO., INC.
                                    RAYMOND EQUIPMENT CO.
                                    SAM'S EQUIPMENT RENTAL, INC.
                                    TITAN RENTALS, INC.
                                    TENNESSEE TOOL AND SUPPLY, INC.
                                    SOUTHEAST RENTAL & LEASING, INC.

                                    BY:  /s/
                                        ---------------------------------------
                                         NAME:
                                         TITLE:

                                    THE LENDERS:

                                    BANKBOSTON, N.A.,
                                       individually and as Administrative Agent

                                    By:  /s/ Timothy M. Laurion
                                        ---------------------------------------
                                         Timothy M. Laurion, Director


                                    LASALLE NATIONAL BANK,
                                       individually and as Documentation Agent

                                    By:  /s/ Beth S. Yura
                                        ---------------------------------------
                                         Name: Beth S. Yura
                                         Title: Vice President


                                    THE FIFTH THIRD BANK OF COLUMBUS

                                    By:  /s/ Stephen S. Brooks
                                        ---------------------------------------
                                         Name: Stephen S. Brooks
                                         Title: Vice President


                                    NATIONSBANK, N.A.,
                                       individually and as Co-Agent

                                    By:  /s/ Michael Cooney
                                        ---------------------------------------
                                         Name: Michael Cooney
                                         Title: Vice President


                                    FLEET BANK, N.A.,
                                       individually and as Co-Agent

                                    By:  /s/ Christopher Mayrose
                                        ---------------------------------------
                                         Name: Christopher Mayrose
                                         Title: Vice President



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                                    HUNTINGTON NATIONAL BANK

                                    By:  /s/ Mark Scurci
                                        ---------------------------------------
                                         Name: Mark Scurci
                                         Title: Vice President


                                    COMERICA BANK

                                    By:  /s/ Dan M. Roman
                                        ---------------------------------------
                                         Name: Don M. Roman
                                         Title: Vice President


                                    NATIONAL CITY BANK

                                    By:  /s/ Andrew J. Walshaw
                                        ---------------------------------------
                                         Name: Andrew J. Walshaw
                                         Title: Vice President

                                    DEUTSCHE BANK AG, NEW YORK AND/OR CAYMAN
                                    ISLAND BRANCHES

                                    By:  /s/ Susan L. Pearson
                                        ---------------------------------------
                                         Name: Susan L. Pearson
                                         Title: Director

                                    By:  /s/ Jean Hannigan
                                        ---------------------------------------
                                         Name: Jean Hannigan
                                         Title: Director


                                    FIRST UNION NATIONAL BANK

                                    By:  /s/ Frederick W. Price
                                        ---------------------------------------
                                         Name: Frederick W. Price
                                         Title: Senior Vice President

                                    USTRUST

                                    By:  /s/
                                        ---------------------------------------
                                         Name:
                                         Title:

                                    BANKERS TRUST COMPANY

                                    By: /s/ G. Andrew Keith
                                        ---------------------------------------
                                         Name: G. Andrew Keith
                                         Title: Vice President

                                   SCHEDULE 2

                       SUBSIDIARIES OF NATIONSRENT, INC.

                             As of October 9, 1998

NationsRent, Inc., a Delaware Corporation
WHOLLY OWNED SUBSIDIARIES THEREOF:
         NationsRent of Ohio, Inc., a Delaware corporation
         NationsRent of Georgia, Inc., a Delaware corporation
         NationsRent of Louisiana, Inc., a Delaware corporation
         NationsRent of Michigan, Inc., a Delaware corporation
         NationsRent of Tennessee, Inc., a Delaware corporation
         WHOLLY OWNED SUBSIDIARIES THEREOF:
                  Tennessee Tool and Supply, Inc., a Tennessee corporation NationsRent of Indiana, Inc., a Delaware corporation
         NationsRent of Kentucky, Inc., a Delaware corporation
         Gabriel Trailer Manufacturing Company, Inc., an Ohio corporation WHOLLY OWNED SUBSIDIARIES THEREOF:
                  Sam's Equipment Rental, Inc., an Ohio corporation NationsRent of West Virginia, Inc., a Delaware corporation
         WHOLLY OWNED SUBSIDIARIES THEREOF:
                  Titan Rentals, Inc., a West Virginia corporation NationsRent of Florida, Inc., a Delaware corporation
         NationsRent of Texas, Inc., a Delaware corporation
         A-Action Rental, Inc., a Pennsylvania corporation
         Raymond Equipment Company, a Kentucky corporation
         The Bode-Finn Company, an Ohio corporation
         The J. Kelly Co., Inc., a Michigan corporation
         A to Z Rents It, Inc., a Texas corporation
         A to Z Rents It, Inc. #2, a Texas corporation
         Central Alabama Rental Center Inc., an Alabama corporation
         High Reach Company, Inc., a Florida corporation
         NationsRent of Alabama, Inc., a Delaware corporation
         Gold Coast Aerial Lift, Inc., a Florida corporation
         Southeast Rental & Leasing, Inc., a Florida corporation